UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2006

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
560 Lexington Avenue, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
(212) 704-2400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)     As previously reported in the Current Report on Form 8-K filed by Volt Information Sciences, Inc. (“the Company”) with the Securities and Exchange Commission on March 15, 2006, William Shaw, the Chairman of the Company’s Board of Directors (the “Board”), Co-Chief Executive Officer of the Company and its founder, passed away on March 9, 2006. On August 16, 2006, the Board appointed Dr. Deborah Shaw to serve as a member of the Board for the remainder of William Shaw’s term expiring at the Company’s 2007 annual meeting of stockholders.

        Dr. Shaw is a daughter of William Shaw and co-executrix of his estate.

        There are no arrangements or understandings between Dr. Shaw and any other person pursuant to which Dr. Shaw was appointed to serve as a director of the Company.

        Dr. Shaw has not been, and at this time is not expected to be, named to any Board committee.

        A copy of the Company’s press release regarding this event is filed herewith as exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibit:

99.1	Press Release of Volt Information Sciences, Inc. dated August 18, 2006.

S I G N A T U R E S

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.
Date: August 22, 2006	By: /s/ Jack Egan Jack Egan, Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Volt Information Sciences, Inc. dated August 18, 2006.